UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 5, 2005

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 80th Street, Kenosha, Wisconsin 53141
(Address of principal executive offices)

Registrant's telephone number, including area code:  (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 5, 2005, Snap-on Incorporated’s (“Snap-on”) Board of Directors increased the size of Snap-on’s Board to ten members and appointed Karen L. Daniel, executive vice president and chief financial officer of Black & Veatch Corporation, to fill the resulting vacancy. Ms. Daniel’s initial term expires at Snap-on’s 2006 annual meeting of shareholders.

Ms. Daniel, 46, joined Black & Veatch in 1992 and oversees all finance functions for Black and Veatch. Before being named Chief Financial Officer in January 2000, she held positions of increasing responsibility, including being nominated as an Executive Director, at Black & Veatch. That nomination will be presented for approval at their Annual Shareholders Meeting in 2006. Black & Veatch is a leading global engineering, construction and consulting company specializing in infrastructure development in the areas of energy, water and information.

There is no arrangement or understanding between Ms. Daniel and any other person pursuant to which Ms. Daniel was selected as a director of Snap-on. There are no transactions in which Ms. Daniel has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SNAP-ON INCORPORATED
Date: December 9, 2005	By: /s/ Susan F. Marrinan
Susan F. Marrinan, Vice President,
Secretary and Chief Legal Officer

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